Exhibit 99.1


FOR IMMEDIATE RELEASE                      Contact: Jeffrey J. Carfora, EVP, CFO
                                                    973-669-7366, ext. 202


                    PENNFED FINANCIAL SERVICES, INC. REPORTS

                             SECOND QUARTER EARNINGS

     WEST ORANGE, NJ, January 24, 2001 - PennFed Financial Services, Inc. (NASDQ:PFSB), the $1.7 billion holding company for the New Jersey-based Penn Federal Savings Bank, reported Fiscal Year 2001 second quarter net income of $3.0 million, or $0.38 per diluted share. Current quarter earnings compared to net income of $3.3 million, or $0.38 per diluted share for the quarter ended December 31, 1999. Cash earnings per share for the current quarter were $0.48.

     PennFed also reported net income of $6.2 million for the first six months of Fiscal 2001, resulting in diluted earnings of $0.76 per share compared to net income of $6.4 million, or to $0.73 per diluted share for the six months ended December 31, 1999. Diluted cash earnings were $0.97 per share for the current six months.

     The decline in net income was attributable to a compressed net interest margin. The net interest margin of 2.21% for the quarter ended December 31, 2000 reflects a decline from 2.46% for the December 1999 quarter. The compression in the margin is attributable to increased short-term interest rates and the resulting rise in the Company's cost of funds, as well as continued stock repurchases by the Company. The current quarter's margin of 2.21% did reflect a slight improvement from the September 2000 quarterly margin of 2.19%.

     Joseph L. LaMonica, President and Chief Executive Officer, noted that, "In its efforts to benefit interest rate risk, margin and overall profitability, the Company continues to transition its balance sheet composition through the origination of commercial and consumer loans, the recurring sale of conforming, fixed-rate one- to four-family loan production, and an increased focus on business relationships."

                                    - more -

PennFed 2Q-2001
Page 2

     "Important to our success with business relationships is a talented, results-oriented staff," said LaMonica. "Our establishment of a permanent business development team began late in calendar year 2000 with the hiring of a senior business development officer, formerly with a major commercial bank. An additional officer was added to this team in January 2001 while other candidates are being considered. The goal of PennFed's business development team is to aggressively pursue business relationships. These relationships will improve our balance sheet composition and enhance profitability."

     "PennFed's commercial and consumer loan originations for the six months just ended totaled $52 million - a 10% annualized increase over the prior year period," said LaMonica. At December 31, 2000 these loan portfolios totaled $208 million, reflecting a 27% increase since December 31, 1999.

     One- to four-family mortgage loan production of $112 million for the current six months showed a decrease from $138 million for the comparable prior year period. PennFed has seen a shift in new production, with approximately 56% of the one- to four-family mortgage loan production in the current fiscal year being fixed rate product opposed to only 30% in the prior year six month period.

     During the first six months of Fiscal 2001, the Company sold approximately $15 million of one- to four-family loans under an ongoing strategy of selling conforming, fixed-rate one- to four-family loan production.

     In addition, for the six months ended December 31, 2000, the Company sold approximately $65 million of longer duration, one- to four-family mortgage loans in an effort to improve funding, liquidity, interest rate risk and net interest margin. These bulk sales resulted in an after-tax gain of approximately $250,000.

                                     -more-

PennFed 2Q-2001
Page 3

     Total assets at December 31, 2000 decreased $26 million from the June 30, 2000 level due primarily to the sale of one- to four-family mortgage loans.

     For the quarter ended December 31, 2000, the provision for loan losses was $125,000 compared to $210,000 for the comparable prior year quarter. The decline is primarily attributable to continuing improvement in asset quality, loan sales and $47 million of one- to four-family mortgage loans that were securitized as Fannie Mae mortgage-backed securities. These securities are held in the Company's securities portfolio for collateral purposes.

     Despite the reduction in loan loss provision, the Company's ratio of allowance for loan losses to total gross loans increased to 0.34% from 0.32% at June 30, 2000 and 0.31% at December 31, 1999. Furthermore, the ratio of allowance for loan losses to non-performing loans improved to 194.40% at December 31, 2000 from 146.70% at June 30, 2000 and 109.64% at December 31, 1999.

     LaMonica also noted that, "Strong asset quality remains a top priority for PennFed." As of December 31, 2000, PennFed's non-performing assets were just 0.17% of total assets compared to 0.18% at June 30, 2000 and 0.21% at December 31, 1999.

     PennFed's non-interest expense ratio remained favorable at 1.20% and 1.18% for the three and six months ended December 31, 2000, respectively. The expense ratio has been impacted by a decline in the asset size resulting from loan sales. LaMonica noted that, "Given PennFed's current infrastructure, the Company is well positioned to manage a refinance market should one develop as a result of lower interest rates."

     Under its 5% Stock Repurchase Program announced in October 2000, the Company has repurchased 70,000 shares, or 17.5% of the 400,000 shares authorized for repurchase.

                                     -more-

PennFed 2Q-2001
Page 4

     The shares were repurchased in the open market at prices ranging from $14.38 to $17.94.

     PennFed stockholders of record as of February 9, 2001 will be paid a cash dividend of $0.04 per share on February 23, 2001.

     Penn Federal Savings Bank, headquartered in New Jersey, maintains 21 branch offices in Bayville, Brick, Caldwell, East Newark, Fairfield, Farmingdale, Harrison, Livingston, Marlboro, Montclair (2), Newark (3), Old Bridge, Roseland, Sayreville, Toms River, Upper Montclair, Verona, and West Orange. The Bank's deposits are insured by the Federal Deposit Insurance Corporation.

     This release contains forward-looking statements that are subject to risk and uncertainties, including, but not limited to, changes in economic conditions in the Company's market areas, changes in policies by regulatory agencies, the impact of competitive loan products, loan demand risks, fluctuations in interest rates and operating results and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause the Company's future to differ materially from those expressed in any forward-looking statements by, or on behalf of, the Company.

                                       ###
                       NOTE: SEE FINANCIAL TABLES ATTACHED

                        PennFed Financial Services, Inc.
                 (Holding Company for Penn Federal Savings Bank)
                   Selected Consolidated Financial Information
                (dollars in thousands, except per share amounts)

                                                                December 31,              June 30,              December 31,
                                                                    2000                    2000                    1999
                                                              -----------------       -----------------       -----------------

Selected Financial Condition Data:
     Cash and Federal funds sold                                       $11,773                 $13,866                 $11,190
     Investments, net and FHLB stock                                   325,477                 325,321                 322,686
     Mortgage-backed securities, net                                   117,275                  87,561                 105,855
     Loans held for sale                                                 2,961                       0                       0
     Loans receivable:
          One- to four-family mortgage loans                           987,912               1,070,048                 984,690
          Commercial and multi-family real estate loans                 99,577                  86,257                  80,631
          Consumer loans                                               108,200                  97,587                  83,435
          Allowance for loan losses                                    (4,065)                 (3,983)                 (3,604)
          Other, net                                                     8,924                   9,339                   8,338
                                                              -----------------       -----------------       -----------------
     Loans receivable, net                                           1,200,548               1,259,248               1,153,490

     Goodwill and other intangible assets                                7,981                   8,996                  10,031
     Other assets                                                       37,007                  34,227                  32,845
                                                              -----------------       -----------------       -----------------
     Total assets                                                   $1,703,022              $1,729,219              $1,636,097
                                                              =================       =================       =================

     Deposits:
          Checking and money market                                   $126,380                $124,448                $113,200
          Savings                                                      159,241                 153,679                 162,364
          Certificates of deposit and accrued interest                 800,318                 802,223                 764,309
                                                              -----------------       -----------------       -----------------
     Total deposits                                                  1,085,939               1,080,350               1,039,873

     FHLB advances                                                     404,465                 364,465                 344,465
     Other borrowings                                                   40,775                 112,175                  87,075
     Other liabilities                                                  24,445                  25,443                  21,858
     Preferred securities of Trust, net                                 32,836                  32,805                  32,774
     Stockholders' equity                                              114,562(a)              113,981                 110,052
                                                              -----------------       -----------------       -----------------
     Total liabilities and stockholders' equity                     $1,703,022              $1,729,219              $1,636,097
                                                              =================       =================       =================

     Book value per share  (b)                                          $15.10                  $14.37                  $13.66
     Tangible book value per share  (b)                                 $14.05                  $13.24                  $12.42

     Equity to assets                                                     6.73%                   6.59%                   6.73%
     Tangible equity to tangible assets                                   6.29%                   6.10%                   6.15%

Asset Quality Data:
     Non-performing loans                                               $2,091                  $2,715                  $3,287
     Real estate owned, net                                                824                     334                     142
                                                              -----------------       -----------------       -----------------
     Total non-performing assets                                        $2,915                  $3,049                  $3,429
                                                              =================       =================       =================

     Non-performing loans to total loans                                  0.17%                   0.21%                   0.28%
     Non-performing assets to total assets                                0.17%                   0.18%                   0.21%
     Allowance for loan losses to non-performing loans                  194.40%                 146.70%                 109.64%
     Allowance for loan losses to total gross loans                       0.34%                   0.32%                   0.31%

Regulatory Capital Ratios (of the Bank):
     Tangible capital ratio (requirement - 1.50%)                         8.20%                   7.76%                   7.86%
     Core capital ratio (requirement - 4.00%)                             8.20%                   7.76%                   7.86%
     Risk-based capital ratio (requirement - 8.00%)                      16.23%                  15.50%                  16.00%

(a)  Common shares outstanding as of December 31, 2000 totaled 7,998,570 shares.
(b) In accordance with SOP 93-6, the calculation of book value per share only includes ESOP shares to the extent that they are released or committed to be released during the fiscal year. Based upon the inclusion of all shares issued to the ESOP, at December 31, 2000 book value per share and tangible book value per share would be $14.32 and $13.33, respectively.

                        PennFed Financial Services, Inc.
                 (Holding Company for Penn Federal Savings Bank)
                   Selected Consolidated Financial Information
                (dollars in thousands, except per share amounts)


                                                         For the three months ended             For the six months ended
                                                                December 31,                          December 31,
                                                       -------------------------------       --------------------------------
                                                          2000               1999               2000                1999
                                                       ------------       ------------       ------------       -------------
Selected Operating Data:
     Interest and dividend income                          $30,020            $27,642            $60,456             $54,277
     Interest expense                                       21,063             18,114             42,427              35,591
                                                       ------------       ------------       ------------       -------------
          Net interest and dividend income                   8,957              9,528             18,029              18,686
     Provision for loan losses                                 125                210                325                 420
                                                       ------------       ------------       ------------       -------------
     Net interest and dividend income
          after provision for loan losses                    8,832              9,318             17,704              18,266
     Non-interest income:
          Service charges                                      617                564              1,194               1,120
          Net gain (loss) from real estate operations          (4)                 51                (4)                  81
          Net gain on sales of loans                           245                  0                559                  33
          Other                                                117                152                285                 341
                                                       ------------       ------------       ------------       -------------
          Total non-interest income                            975                767              2,034               1,575
     Non-interest expenses:
          Compensation & employee benefits                   2,759              2,387              5,425               4,898
          Net occupancy expense                                387                427                782                 810
          Equipment                                            467                453                915                 893
          Advertising                                           94                 80                212                 162
          Amortization of intangibles                          506                525              1,016               1,087
          Federal deposit insurance premium                     55                159                110                 318
          Other                                                855                898              1,684               1,730
                                                       ------------       ------------       ------------       -------------
          Total non-interest expenses                        5,123              4,929             10,144               9,898
                                                       ------------       ------------       ------------       -------------
     Income before income taxes                              4,684              5,156              9,594               9,943
     Income tax expense                                      1,651              1,833              3,385               3,538
                                                       ------------       ------------       ------------       -------------
     Net income                                             $3,033             $3,323             $6,209              $6,405
                                                       ============       ============       ============       =============

     Weighted avg. no. of diluted common shares (d):     8,086,854          8,819,266          8,163,712           8,825,561

     Diluted earnings per common share (d):                  $0.38              $0.38              $0.76               $0.73

     Diluted cash earnings per common share (d) (e):         $0.48              $0.47              $0.97               $0.93

     Return on average common equity                         10.66%             12.00%             10.92%              11.67%
     Cash return on average common equity (e)                13.70%             15.10%             13.92%              15.00%

     Return on average assets                                 0.71%              0.82%              0.72%               0.80%

     Average earning assets                             $1,652,486         $1,564,686         $1,671,298          $1,541,146

     Yield on average interest-earning assets                 7.25%              7.05%              7.22%               7.03%
     Cost of average interest-bearing liabilities             5.31%              4.83%              5.29%               4.83%
                                                       ------------       ------------       ------------       -------------
     Net interest rate spread                                 1.94%              2.22%              1.93%               2.20%
                                                       ============       ============       ============       =============

     Net interest margin                                      2.21%              2.46%              2.20%               2.45%

     Non-interest exp. as a % of avg. assets                  1.20%              1.22%              1.18%               1.24%

     Efficiency ratio                                        46.47%(f)          42.99%             45.49%(f)           43.66%(f)


(d) In accordance with SOP 93-6, the calculation of EPS only includes ESOP shares to the extent that they are released or committed to be released during the fiscal year.
(e) Cash earnings are reported earnings excluding the non-cash expenses associated with the amortization of intangibles and employee stock plans.
(f) The efficiency ratio includes the benefit from the net gains on sales of loans. Excluding the net gains on sales of loans, the efficiency ratio would have been 47.64%, 46.79% and 43.73%, respectively.